                                    EXHIBIT 12
                       BARNETT BANKS, INC. - CONSOLIDATED
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES
                             (Dollars in thousands)



                                                       EXCLUDING INTEREST ON DEPOSITS

                                                            Year Ended December 31
                                         -----------------------------------------------------------
                                            1995        1994      1993      1992              1991
                                         -----------------------------------------------------------
Net Income                                 $533,301    $487,971  $420,994   $207,656         $81,442
Provision (benefit) for income taxes        286,293     249,834   207,482     95,310           8,446
                                         -----------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                           819,594     737,805   628,476    302,966          89,888
                                         -----------------------------------------------------------
Fixed charges:

Interest expense (excluding interest on
 deposits)                                  226,207     159,897    91,005    100,953         133,014

 Capitalized interest                         1,386         665     1,364      1,498               0

Interest portion of rentals (33%)            29,993      27,450    32,256     31,115          28,244
                                         -----------------------------------------------------------
Total fixed charges                         257,586     188,012   124,625    133,566         161,258
                                         -----------------------------------------------------------

Earnings before provision (benefit)
  for income taxes and fixed charges     $1,077,180    $925,817  $753,101   $436,532        $251,146
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------

Ratio of earnings to fixed charges             4.18        4.92      6.04       3.27            1.56
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------


                                                          INCLUDING INTEREST ON DEPOSITS

                                                               Year Ended December 31
                                         -----------------------------------------------------------
                                            1995        1994      1993          1992         1991
                                         -----------------------------------------------------------
Net Income                                 $533,301    $487,971    $420,994     $207,656     $81,442
Provision (benefit) for income taxes        286,293     249,834     207,482       95,310       8,446
                                         -----------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                           819,594     737,805     628,476      302,966      89,888
                                         -----------------------------------------------------------
Fixed charges:

Interest expense (including interest on
 deposits)                                1,219,253     921,408     880,105    1,143,680   1,764,424

Capitalized interest                          1,386         665       1,364        1,498           0

Interest portion of rentals (33%)            29,993      27,450      32,256       31,115      28,244
                                         -----------------------------------------------------------
Total fixed charges                       1,250,632     949,523     913,725    1,176,293   1,792,668
                                         -----------------------------------------------------------

Earnings before provision (benefit)
  for income taxes and fixed charges     $2,070,226  $1,687,328  $1,542,201   $1,479,259  $1,882,556
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------

Ratio of earnings to fixed charges             1.66        1.78        1.69         1.26        1.05
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------

                       BARNETT BANKS, INC. - CONSOLIDATED
                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Dollars in thousands)





                                                        EXCLUDING INTEREST ON DEPOSITS

                                                            Year Ended December 31
                                           ---------------------------------------------------
                                             1995      1994      1993      1992      1991
                                           ---------------------------------------------------
Net Income                                  $533,301   $487,971  $420,994   $207,656   $81,442
Provision (benefit) for income taxes         286,293    249,834   207,482     95,310     8,446
                                           ---------------------------------------------------
Earnings before provision (benefit)
 for income taxes                            819,594    737,805   628,476    302,966    89,888
                                           ---------------------------------------------------
Fixed charges:

Interest expense (excluding interest on
 deposits)                                   226,207    159,897    91,005    100,953   133,014

 Capitalized interest                          1,386        665     1,364      1,498         0

Interest portion of rentals (33%)             29,993     27,450    32,756     31,115    28,244
                                           ---------------------------------------------------
Total fixed charges                          257,586    188,012   125,125    133,566   161,258
                                           ---------------------------------------------------

Earnings before provision (benefit)
  for income taxes and fixed charges      $1,077,180   $925,817  $753,601   $436,532  $251,146
                                           ---------------------------------------------------
                                           ---------------------------------------------------
Preferred dividend requirements               15,861     18,234    18,238     18,254    10,284

Ratio of pre-tax income to net income           1.54       1.51      1.49       1.46      1.10
                                           ---------------------------------------------------
Preferred dividend factor                     24,376     27,570    27,226     26,632    11,351

Total Fixed Charges                          257,586    188,012   125,125    133,566   161,258
                                           ---------------------------------------------------
Combined fixed charges and preferred
 dividend requirements                      $281,962   $215,582  $152,351   $160,198  $172,609
                                           ---------------------------------------------------
                                           ---------------------------------------------------
Ratio of earnings to combined fixed
 charges and preferred dividend
 requirements                                   3.82       4.29       4.95      2.72      1.46
                                           ---------------------------------------------------
                                           ---------------------------------------------------


                       BARNETT BANKS, INC. - CONSOLIDATED
                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Dollars in thousands)


                                                        INCLUDING INTEREST ON DEPOSITS

                                                             Year Ended December 31
                                         -----------------------------------------------------------
                                              1995      1994        1993        1992        1991
                                         -----------------------------------------------------------

Net Income                                  $533,301    $487,971    $420,994    $207,656     $81,442

Provision (benefit) for income taxes         286,293     249,834     207,482      95,310       8,446
                                         -----------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                            819,594     737,805     628,476     302,966      89,888
                                         -----------------------------------------------------------
Fixed charges:
Interest expense (including
 interest on deposits)                     1,219,253     921,408     880,105   1,143,680   1,764,424

Capitalized interest                           1,386         665       1,364       1,498           0

Interest portion of rentals (33%)             29,993      27,450      32,256      31,115      28,244
                                         -----------------------------------------------------------
Total fixed charges                        1,250,632     949,523     913,725   1,176,293   1,792,668
                                         -----------------------------------------------------------
Earnings before provision for
income taxes and fixed charges            $2,070,226   1,687,328  $1,542,201  $1,479,259  $1,882,556
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------
Preferred dividend requirements               15,861      18,234      18,238      18,254      10,284

Ratio of pre-tax income to net income           1.54        1.51        1.49        1.46        1.10
                                         -----------------------------------------------------------
Preferred dividend factor                     24,376      27,570      27,226      26,632      11,351

Total Fixed Charges                        1,250,632     949,523     913,725   1,176,293   1,792,668
                                         -----------------------------------------------------------
Combined fixed charges and preferred
dividend requirements                     $1,275,008    $977,093    $940,951  $1,202,925  $1,804,019
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------
Ratio of earnings to combined fixed
charges and preferred dividend
requirements                                    1.62        1.73        1.64        1.23        1.04
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------